Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS FOURTH QUARTER AND YEAR END 2023 RESULTS

- Acquired 75 USPS Properties for $20.7 Million in Fourth Quarter 2023 -
- Net Income Attributable to Common Shareholders of $0.12 and Adjusted Funds from Operations of $1.07 Per Diluted Share for the Year Ended 2023 -
- Raised Dividend Per Share for Fifth Consecutive Year -
- Collected 100% of Contractual Rents -
Cedarhurst, New York, February 26, 2024 (GLOBE NEWSWIRE) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,900 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, today announced results for the quarter and year ended December 31, 2023.

Highlights for the Quarter Ended December 31, 2023

•Acquired 75 USPS properties for approximately $20.7 million, excluding closing costs
•Net income attributable to common shareholders was $1.2 million, or $0.04 per diluted share
•Funds from Operations ("FFO") was $6.6 million, or $0.24 per diluted share
•Adjusted Funds from Operations ("AFFO") was $7.0 million, or $0.26 per diluted share
•Subsequent to quarter end, the Company raised the quarterly dividend to $0.24 per share, a 1.1% increase over the fourth quarter 2022 dividend

Highlights for the Year Ended December 31, 2023

•Acquired 223 properties for approximately $78 million in 2023, excluding closing costs
•Rental income increased 20% from 2022 to 2023, reflecting internal growth and properties acquired
•Net income attributable to common shareholders was $3.7 million, or $0.12 per diluted share
•FFO was $24.2 million, or $0.95 per diluted share
•AFFO was $27.3 million, or $1.07 per diluted share
•Paid aggregate dividends of $0.95 per share for calendar year 2023
•Amended credit facilities to, among other things, add a daily simple SOFR-based option as a benchmark rate
•Exercised $35.0 million of term loan accordion and entered into corresponding interest rate swaps
•Achieved sustainability target in 2023 to decrease the applicable margin on the credit facilities by 0.02% for 2024

“2023 was another solid year for Postal Realty, as we added 223 properties to our portfolio and increased our weighted average cap rate close to 100 basis points compared to 2022," stated Andrew Spodek, Chief Executive Officer. "In 2024, we will continue to be prudent with our deployment of capital given the volatile interest rate environment. We are positioned well heading into the year with high portfolio occupancy and tenant retention, a solid balance sheet with no significant near-term debt maturities and 96% of our debt set to fixed rates."

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.7% occupied, comprised of 1,509 properties across 49 states and one territory with approximately 5.9 million net leasable interior square feet and a weighted average rental rate of $9.37 per leasable square foot based on rents in place as of December 31, 2023. The weighted average rental rate consisted of $11.52 per leasable square foot on last-mile and flex properties and $3.55 on industrial properties.

During the fourth quarter, the Company acquired 75 last-mile and flex properties leased to the USPS for approximately $20.7 million, excluding closing costs, comprising approximately 153,000 net leasable interior square feet at a weighted average rental rate of $12.27 per leasable square foot based on rents in place as of December 31, 2023.

Balance Sheet & Capital Markets Activity

As of December 31, 2023, the Company had approximately $2.8 million of cash and property-related reserves, and approximately $239 million of net debt with a weighted average interest rate of 4.14%. At the end of the fourth quarter, 96% of the Company's debt outstanding was set to fixed rates (when taking into account interest rate hedges), and the Company's $150 million revolving credit facility had $141 million undrawn.

As previously disclosed, on July 24, 2023, the Company amended its credit facilities to, among other things, add a daily simple SOFR-based option as a benchmark rate. The Company further exercised $25.0 million of term loan accordion under the term loan maturing in January 2027 and, on a delayed-draw basis, $10.0 million of term loan accordion under the term loan maturing in February 2028. In connection with the accordion exercise, the Company also entered into an interest rate swap that effectively fixed the interest rate on the $25.0 million of term loan through January 2027 at a current rate of 5.736%. On September 27, 2023, the Company fixed the interest rate on the $10.0 million of term loan through February 2028 at a current rate of 6.049%.

During the year, the Company issued through its at-the-market offering program 1,861,407 shares of common stock at an average gross sales price of $14.94 per share. In 2023, the Company entered into its first forward sales transactions and, as of December 31, 2023, all shares from the transactions had been settled. In addition, the Company issued 693,648 common units in its operating partnership at an average price of $13.87 per unit during the year as part of consideration for property acquisitions.

Dividend

On February 2, 2024, the Company declared a quarterly dividend of $0.24 per share of Class A common stock. The dividend equates to $0.96 per share on an annualized basis. The dividend will be paid on February 29, 2024 to stockholders of record as of the close of business on February 16, 2024.

Subsequent Events

Subsequent to quarter end and through February 23, 2024, the Company acquired eight properties comprising approximately 33,000 net leasable interior square feet for approximately $4.5 million, excluding closing costs. The Company had another 20 properties totaling approximately $13.9 million under definitive contracts.

During the same period, the Company issued 483,341 shares of common stock through its at-the-market equity offering program for total gross proceeds of approximately $6.9 million at an average gross price of $14.26 per share.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the fourth quarter 2023 financial results on Tuesday, February 27, 2024, at 9:00 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 1:00 P.M. Eastern Time on Tuesday, February 27, 2024, through 11:59 P.M. Eastern Time on Tuesday, March 12, 2024, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13742002.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the

Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding expenditures that (i) are for items identified or existing at the time a property was acquired or contributed (including through the Company’s formation transactions), (ii) are part of a strategic plan intended to increase the value or revenue-generating ability of a property, (iii) are considered infrequent or extraordinary in nature, or (iv) for casualty damage), acquisition-related expenses (defined as expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain professional fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized, and certain other non-recurring expenses and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up amounts for increased rents, net of any lease incentives), fair value lease adjustments, income on insurance recoveries from casualties, non-real estate depreciation and amortization and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of December 31, 2023 is calculated as total debt of approximately $242 million less cash and property-related reserves of approximately $2.8 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,900 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:
Investor Relations and Media Relations
Email: Investorrelations@postalrealtytrust.com
Phone: 516-232-8900

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues:
Rental income	$16,271	$14,211	$60,970	$50,876
Fee and other	730	689	2,742	2,454
Total revenues	17,001	14,900	63,712	53,330

Operating expenses:
Real estate taxes	2,448	2,037	8,549	7,168
Property operating expenses	1,870	1,519	6,825	5,625
General and administrative	3,533	3,119	14,654	13,110
Depreciation and amortization	5,151	4,761	19,688	17,727
Total operating expenses	13,002	11,436	49,716	43,630

Income from operations	3,999	3,464	13,996	9,700

Other income	195	311	679	1,029

Interest expense, net:
Contractual interest expense	(2,546)	(1,913)	(9,339)	(5,378)
Write-off and amortization of deferred financing fees	(182)	(156)	(686)	(596)
Interest income	4	1	5	1
Total interest expense, net	(2,724)	(2,068)	(10,020)	(5,973)

Income before income tax (expense) benefit	1,470	1,707	4,655	4,756
Income tax (expense) benefit	(16)	1	(72)	(12)

Net income	1,454	1,708	4,583	4,744
Net income attributable to operating partnership unitholders’ non-controlling interests	(270)	(333)	(874)	(890)

Net income attributable to common stockholders	$1,184	$1,375	$3,709	$3,854

Net income per share:
Basic and Diluted	$0.04	$0.06	$0.12	$0.15

Weighted average common shares outstanding:
Basic and Diluted	21,396,955	18,857,445	20,145,151	18,545,494

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(In thousands, except par value and share data)

	December 31, 2023	December 31, 2022
Assets
Investments:
Real estate properties, at cost:
Land	$106,074	$90,020
Building and improvements	443,470	378,596
Tenant improvements	6,977	6,375
Total real estate properties, at cost	556,521	474,991
Less: Accumulated depreciation	(43,791)	(31,257)
Total real estate properties, net	512,730	443,734
Investment in financing leases, net	16,042	16,130
Total real estate investments, net	528,772	459,864
Cash	2,235	1,495
Escrow and reserves	632	547
Rent and other receivables	4,750	4,613
Prepaid expenses and other assets, net	13,369	15,968
Goodwill	1,536	1,536
Deferred rent receivable	1,542	1,194
In-place lease intangibles, net	14,154	15,687
Above market leases, net	355	399
Total Assets	$567,345	$501,303

Liabilities and Equity
Liabilities:
Term loans, net	$198,801	$163,753
Revolving credit facility	9,000	—
Secured borrowings, net	32,823	32,909
Accounts payable, accrued expenses and other, net	11,996	9,109
Below market leases, net	13,100	11,821
Total Liabilities	265,720	217,592

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 21,933,005 and 19,528,066 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	219	195
Class B common stock, par value $0.01 per share; 27,206 shares authorized, 27,206 shares issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	287,268	254,107
Accumulated other comprehensive income	4,621	7,486
Accumulated deficit	(48,546)	(32,557)
Total Stockholders’ Equity	243,562	229,231
Operating partnership unitholders’ non-controlling interests	58,063	54,480
Total Equity	301,625	283,711
Total Liabilities and Equity	$567,345	$501,303

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share data)

	For the Three Months Ended December 31, 2023		For the Twelve Months Ended December 31, 2023
Net income	$1,454		$4,583
Depreciation and amortization of real estate assets	5,125		19,584
FFO	$6,579	$—	$24,167
Recurring capital expenditures	(211)		(508)
Write-off and amortization of deferred financing fees	182		686
Straight-line rent and other adjustments	(125)		(374)
Fair value lease adjustments	(695)		(2,551)
Acquisition-related and other expenses	105		624
Income on insurance recoveries from casualties	(195)		(679)
Non-real estate depreciation and amortization	26		104
Non-cash components of compensation expense	1,305		5,833
AFFO	$6,971		$27,302
FFO per common share and common unit outstanding	$0.24		$0.95
AFFO per common share and common unit outstanding	$0.26		$1.07
Weighted average common shares and common units outstanding, basic and diluted	26,903,777		25,542,680